UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 29, 2018, Simpson Manufacturing Co., Inc. (the "Company") announced certain 2018 third quarter results in a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.01 Regulation FD

On October 29, 2018, the Company issued a press release announcing that the Company’s Board of Directors (the "Board") elected James S. Andrasick as its chairman, effective January 1, 2019. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and that in accordance with the Board’s Corporate Governance Guidelines on director tenure, which provides that no non-employee director will be nominated for re-election after 20 years of board service (or after 15 years of board service for non-employee directors who joined after 2016), the Board does not plan to nominate Peter Louras, the current chairman of the Board, for re-election at the 2019 annual meeting of the Company’s stockholders. Mr. Louras will continue to serve on the Board until the 2019 annual meeting and as the chairman of the Board until December 31, 2018.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to these Item 2.02 and Item 7.01, including Exhibits 99.1 and 99.2 furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 29, 2018
99.2	Press Release dated October 29, 2018 Announcing Election of Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	October 29, 2018	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

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